                                                                    Exhibit 23.1

[PRICEWATERHOUSECOOPERS LOGO]

                                           PRICEWATERHOUSECOOPERS
                                           Rua da Candelaria, 65 11 - 15
                                           20091-020 Rio de Janeiro, RJ - Brasil
                                           Caixa Postal 949
                                           Telefone (21) 3232-6112
                                           Fax (21) 2516-6319
                                           www.pwc.com/br

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated May 5, 2006 relating to the consolidated financial statements of Telemar Participacoes S.A., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Rio de Janeiro, May 8, 2006



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes